Exhibit 99.1

FOR IMMEDIATE RELEASE July 21, 2026

For more information

Ashleigh Flower Wilshire, SVP, Head of Investor Relations

504.299.5076 or ashleigh.wilshire@hancockwhitney.com

Hancock Whitney reports second quarter 2026 EPS of $1.55

GULFPORT, Miss. (July 21, 2026) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the second quarter of 2026. Net income for the second quarter of 2026 totaled $127.0 million, or $1.55 per diluted common share (EPS), compared to $47.4 million, or $0.57 per diluted common share, in the first quarter of 2026. First quarter 2026 results include a pretax charge of $98.6million, or $0.95 per share, of a supplemental disclosure item related to a net loss on securities portfolio restructure. There were no supplemental disclosure items in the second quarter of 2026. The company reported net income for the second quarter of 2025 of $113.5 million, or $1.32 per diluted common share. The second quarter of 2025 included $5.9 million, or $0.05 per diluted common share, of supplemental disclosure items related to the acquisition of Sabal Trust Company.

Second Quarter 2026 Highlights

•
Net income totaled $127.0 million, or $1.55 per diluted share, compared to $47.4 million, or $0.57 per diluted share in the first quarter of 2026
•
Adjusted pre-provision net revenue (PPNR) totaled $178.1 million, up $5.2 million, or 3% from the prior quarter
•
Loans increased $588 million, or 10% linked quarter annualized (LQA)
•
Deposits increased $548 million, or 8% LQA
•
Criticized commercial loans decreased and nonaccrual loans were virtually flat compared to the first quarter of 2026
•
ACL coverage solid at 1.42%
•
NIM of 3.56%, up 1 bp from the prior quarter
•
CET1 ratio estimated at 13.18%, down 11 bps linked-quarter; TCE ratio of 9.78%, down 15 bps linked-quarter; total risk-based capital ratio estimated at 14.97%, down 13 bps linked-quarter
•
Efficiency ratio of 55.31%, compared to 55.43% in the prior quarter

“The second quarter of 2026 results reflect another quarter of strong performance,” said John M. Hairston, President & CEO. “Our team delivered exceptional progress on our organic growth plan with loan growth of 10% and deposit growth of 8%, linked quarter annualized. We remained focused on our investment in revenue-generating activities, including hiring 15 net new bankers in the second quarter. Profitability remains solid with EPS of $1.55, ROA of 1.42%, an efficiency ratio of 55.31%, and continued fee income growth and well-controlled expenses. Our criticized loan levels decreased during the quarter and our ACL remains robust at 1.42%. We also announced the acquisition of One Florida Bank this quarter and expect to close the transaction on August 1. We look forward to the remainder of 2026 as we continue to execute our organic growth plan and welcome the One Florida Bank associates and clients to Hancock Whitney.”

Loans

Total loans were $24.6 billion at June 30, 2026, up $588.3 million, or 2%, from March 31, 2026. Loan growth was driven primarily by an increase in C&I lending, healthcare activity, and commercial real estate across multiple products.

Average loans totaled $24.3 billion for the second quarter of 2026, up $373.9 million, or 2%, linked-quarter.

Deposits

Total deposits at June 30, 2026 were $29.6 billion, up $547.6 million, or 2%, from March 31, 2026. Deposit growth was driven primarily by an increase in interest-bearing transactions and savings, offset by decreases in retail time deposits and interest-bearing public fund deposits.

Noninterest-bearing deposits totaled $10.3 billion at June 30, 2026, virtually flat from March 31, 2026, and comprised 35% of total period-end deposits.

Interest-bearing transaction and savings deposits totaled $13.0 billion at the end of the second quarter of 2026, up $785.0 million, or 6%, linked-quarter due to competitive products and pricing.

Interest-bearing public fund deposits decreased $56.9 million, or 2%, linked-quarter, totaling $2.9 billion at June 30, 2026. The decrease in interest-bearing public fund deposits was driven by seasonal outflows. Compared to March 31, 2026, retail time deposits of $3.4 billion were down $172.4 million, or 5%, driven by maturities and repricing during the second quarter of 2026.

Average deposits for the second quarter of 2026 were $28.8 billion, down $53.8 million, or less than 1%, linked-quarter.

Asset Quality

The total allowance for credit losses (ACL) was $348.0 million at June 30, 2026, up $4.3 million, or 1% from March 31, 2026. During the second quarter of 2026, the company recorded a provision for credit losses of $13.8 million, compared to $13.2 million in the first quarter of 2026. There were $9.4 million of net charge-offs in the second quarter of 2026, or 0.16% of average total loans on an annualized basis, compared to net charge-offs of $11.1 million, or 0.19% of average total loans in the first quarter of 2026. The ratio of ACL to period-end loans was 1.42% at June 30, 2026 compared to 1.43% at March 31, 2026.

Criticized commercial loans totaled $492.0 million, or 2.55% of total commercial loans, at June 30, 2026, down $30.2 million from $522.2 million, or 2.79% of total commercial loans, at March 31, 2026. Nonaccrual loans totaled $113.7 million, or 0.46% of total loans, at June 30, 2026, compared to $113.3 million, or 0.47% of total loans, at March 31, 2026. ORE and foreclosed assets were $12.9 million at June 30, 2026, up $1.6 million, or 14%, from $11.3 million at March 31, 2026.

Net Interest Income and Net Interest Margin (NIM) (TE)

Net interest income (TE) for the second quarter of 2026 was $295.2 million, an increase of $7.7 million, or 3%, from the first quarter of 2026. The net interest margin (NIM) (TE) was 3.56% in the second quarter of 2026, up 1 bp linked-quarter, driven by the higher investment portfolio yield (+2 bps), and lower cost of deposits (+3 bps), partially offset by unfavorable borrowing costs (-3 bps) and lower loan yields (-1 bp).

Average earning assets were $33.2 billion for the second quarter of 2026, up $507 million, or 2%, from the first quarter of 2026.

Noninterest Income

Noninterest income totaled $108.4 million for the second quarter of 2026, up $100.9 million from the first quarter of 2026. Included in noninterest income in the first quarter of 2026 was a supplemental disclosure item of a ($98.6) million loss from a securities portfolio restructuring. There were no supplemental disclosure items in the second quarter of 2026.

Service charges on deposit accounts totaled $25.9 million for the second quarter of 2026, unchanged from prior quarter. Bank card and ATM fees were up $1.1 million, or 5%, from the first quarter of 2026. Investment and annuity income and insurance fees were up $2.0 million, or 16%, linked-quarter due to seasonally higher activity. Trust fees were up $1.5 million, or 6%, linked-quarter due to annual collection of tax preparation fees. Fees from secondary mortgage operations totaled $4.1 million for the second quarter of 2026, up $0.5 million, or 15%, linked-quarter.

There were no securities gains and losses in the second quarter of 2026. Securities transactions, net in the first quarter 2026 was a loss of $98.6 million, resulting from a securities portfolio restructuring identified as a supplemental disclosure item.

Other noninterest income was $14.5 million in the second quarter of 2026, down $2.8 million, or 16%, from the first quarter of 2026. The decrease in other noninterest income was primarily due to lower syndication fees and lower SBIC income.

Noninterest Expense & Taxes

Noninterest expense totaled $225.4 million, up $4.7 million, or 2% linked-quarter.

Personnel expense totaled $130.2 million in the second quarter of 2026, up $3.0 million, or 2%, linked-quarter due to annual merit increases and the impact of new hires.

Net occupancy and equipment expense totaled $18.3 million in the second quarter of 2026, up $1.0 million, or 6%, from the first quarter of 2026. Amortization of intangibles totaled $2.2 million for the second quarter of 2026, down $0.3 million, or 13%, linked-quarter.

Net expense on ORE and other foreclosed assets totaled $0.2 million in the second quarter of 2026, compared to $0.4 million in the first quarter of 2026.

Other expenses totaled $74.5 million in the second quarter of 2026, up $1.2 million, or 2%, linked-quarter.

The effective income tax rate for the second quarter of 2026 was 21.7%, compared to 19.3% in the first quarter of 2026.

Capital

Common stockholders’ equity at June 30, 2026 totaled $4.4 billion, up $24.5 million, or 1%, from March 31, 2026. The tangible common equity (TCE) ratio was 9.78%, down 15 bps linked-quarter. The company’s CET1 ratio is estimated to be 13.18% at June 30, 2026, down 11 bps linked-quarter. Total risk-based capital ratio is estimated to be 14.97% at June 30, 2026, down 13 bps linked-quarter.

During the second quarter of 2026, the company repurchased 712,966 shares of its common stock at an average price of $68.28 per share. This stock repurchase is pursuant to the company’s share buyback program (which authorizes the repurchase of up to 5%, or approximately 4.1 million shares, of the company’s outstanding common stock), which expires on December 31, 2026. Since its inception, the company has repurchased 2,112,966 shares under this share buyback program.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 3:30 p.m. Central Time on Tuesday, July 21, 2026 to review second quarter of 2026 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to second quarter 2026 results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 833-461-5787, access code 863473372.

A replay of the conference call will be available under the Investor Relations section of our website.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee, and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. The company highlights certain items that are outside of our principal business and/or are not indicative of forward-looking trends in supplemental disclosures items below our GAAP financial data and presents certain “Adjusted” ratios that exclude these disclosed items. These adjusted ratios provide management or the reader with a measure that may be more indicative of forward-looking trends in our business, as well as demonstrates the effects of significant gains or losses and changes.

We define Adjusted Pre-Provision Net Revenue as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment (as defined above), less supplemental disclosure items (as defined above). Management believes that adjusted pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. We define Adjusted Revenue as net interest income (te) and noninterest income less supplemental disclosure items. We define Adjusted Noninterest Expense as noninterest expense less supplemental disclosure items. We define our Efficiency Ratio as noninterest expense to total net interest income (te) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items, if applicable. Management believes adjusted revenue, adjusted noninterest expense and the efficiency ratio are useful measures as they provide a greater understanding of ongoing operations and enhance comparability with prior periods.

Important Cautionary Statement about Forward-Looking Statements

This release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, the impact of current and future economic conditions, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment, inflationary pressures, increasing insurance costs, fluctuations in interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the timing, benefits, costs and synergies of the merger with One Florida Bank, as well as statements regarding the potential impact of current or future business combinations on our performance and financial condition, including our ability to successfully identify acquisition targets and integrate the businesses, success of revenue-generating and cost reduction initiatives, the potential impact of third-party business combinations in our footprint on our performance and financial condition, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, and the impact of artificial intelligence on our business operations, the adequacy of our internal controls over financial and non-financial reporting, the impact of changes in U.S. laws or policies, including those related to credit card interest rates, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, net interest margin trends, future expense levels, future profitability, supplemental disclosure items, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended			Six Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
NET INCOME
Net interest income	$293,012	$285,165	$276,959	$578,177	$546,864
Net interest income (TE) (a)	295,225	287,566	279,455	582,791	552,166
Provision for credit losses	13,775	13,172	14,925	26,947	25,387
Noninterest income	108,350	7,482	98,524	115,832	193,315
Noninterest expense	225,436	220,748	215,979	446,184	421,038
Income tax expense	35,190	11,305	31,048	46,495	60,719
Net income	$126,961	$47,422	$113,531	$174,383	$233,035
Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Loss on securities portfolio restructure	$—	$98,595	$—	$98,595	$—
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$—	$5,911	$—	$5,911
PERIOD-END BALANCE SHEET DATA
Loans	$24,580,173	$23,991,840	$23,461,750	$24,580,173	$23,461,750
Securities	7,891,359	8,028,014	7,868,011	7,891,359	7,868,011
Earning assets	33,039,464	32,306,650	31,965,130	33,039,464	31,965,130
Total assets	36,345,972	35,542,126	35,212,652	36,345,972	35,212,652
Noninterest-bearing deposits	10,336,866	10,344,878	10,638,785	10,336,866	10,638,785
Total deposits	29,629,760	29,082,134	29,046,612	29,629,760	29,046,612
Common stockholders' equity	4,444,134	4,419,592	4,365,419	4,444,134	4,365,419
AVERAGE BALANCE SHEET DATA
Loans	$24,339,904	$23,965,993	$23,249,241	$24,153,981	$23,159,406
Securities (b)	8,285,594	8,265,682	8,271,777	8,275,693	8,256,729
Earning assets	33,205,847	32,698,837	32,081,140	32,953,742	32,052,670
Total assets	35,881,537	35,420,096	34,527,276	35,652,091	34,441,870
Noninterest-bearing deposits	10,104,015	10,033,006	10,317,446	10,068,707	10,240,760
Total deposits	28,780,937	28,834,747	28,649,900	28,807,693	28,700,875
Common stockholders' equity	4,420,837	4,461,827	4,284,279	4,441,218	4,233,827
COMMON SHARE DATA
Earnings per share - diluted	$1.55	$0.57	$1.32	$2.12	$2.69
Cash dividends per share	0.50	0.50	0.45	1.00	0.90
Book value per share (period-end)	55.23	54.46	51.15	55.23	51.15
Tangible book value per share (period-end)	42.95	42.26	39.46	42.95	39.46
Weighted average number of shares - diluted	81,485	82,261	85,943	81,868	86,203
Period-end number of shares	80,471	81,152	85,351	80,471	85,351
Market data
High sales price	$75.25	$75.43	$58.24	$75.43	$61.57
Low sales price	62.16	59.97	43.90	59.97	43.90
Period-end closing price	74.72	63.59	57.40	74.72	57.40
Trading volume	55,444	53,673	43,450	109,117	85,142
PERFORMANCE RATIOS
Return on average assets	1.42%	0.54%	1.32%	0.99%	1.36%
Return on average common equity	11.52%	4.31%	10.63%	7.92%	11.10%
Return on average tangible common equity	14.84%	5.54%	13.71%	10.19%	14.21%
Tangible common equity ratio (c)	9.78%	9.93%	9.84%	9.78%	9.84%
Net interest margin (TE)	3.56%	3.55%	3.49%	3.55%	3.46%
Noninterest income as a percentage of total revenue (TE)	26.85%	2.54%	26.07%	16.58%	25.93%
Efficiency ratio (d)	55.31%	55.43%	54.91%	55.37%	55.06%
Average loan/deposit ratio	84.57%	83.11%	81.15%	83.85%	80.69%
Allowance for loan losses as a percentage of period-end loans	1.27%	1.30%	1.33%	1.27%	1.33%
Allowance for credit losses as a percentage of period-end loans (e)	1.42%	1.43%	1.45%	1.42%	1.45%
Annualized net charge-offs to average loans	0.16%	0.19%	0.31%	0.17%	0.24%
Allowance for loan losses as a % of nonaccrual loans	274.99%	274.67%	329.94%	274.99%	329.94%
FTE headcount	3,674	3,658	3,580	3,674	3,580
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
NET INCOME
Net interest income	$293,012	$285,165	$282,170	$279,738	$276,959
Net interest income (TE) (a)	295,225	287,566	284,675	282,309	279,455
Provision for credit losses	13,775	13,172	13,145	12,651	14,925
Noninterest income	108,350	7,482	107,131	106,001	98,524
Noninterest expense	225,436	220,748	217,850	212,753	215,979
Income tax expense	35,190	11,305	32,734	32,869	31,048
Net income	$126,961	$47,422	$125,572	$127,466	$113,531
Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Loss on securities portfolio restructure	$—	$98,595	$—	$—	$—
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$—	$—	$—	$5,911
PERIOD-END BALANCE SHEET DATA
Loans	$24,580,173	$23,991,840	$23,958,440	$23,596,565	$23,461,750
Securities	7,891,359	8,028,014	8,094,799	7,991,281	7,868,011
Earning assets	33,039,464	32,306,650	32,218,663	32,532,320	31,965,130
Total assets	36,345,972	35,542,126	35,472,762	35,766,407	35,212,652
Noninterest-bearing deposits	10,336,866	10,344,878	10,374,991	10,305,303	10,638,785
Total deposits	29,629,760	29,082,134	29,279,774	28,659,750	29,046,612
Common stockholders' equity	4,444,134	4,419,592	4,460,117	4,474,479	4,365,419
AVERAGE BALANCE SHEET DATA
Loans	$24,339,904	$23,965,993	$23,715,763	$23,425,895	$23,249,241
Securities (b)	8,285,594	8,265,682	8,484,162	8,383,771	8,271,777
Earning assets	33,205,847	32,698,837	32,598,315	32,213,632	32,081,140
Total assets	35,881,537	35,420,096	35,227,286	34,751,209	34,527,276
Noninterest-bearing deposits	10,104,015	10,033,006	10,165,806	10,121,707	10,317,446
Total deposits	28,780,937	28,834,747	28,816,539	28,492,076	28,649,900
Common stockholders' equity	4,420,837	4,461,827	4,417,711	4,368,746	4,284,279
COMMON SHARE DATA
Earnings per share - diluted	$1.55	$0.57	$1.49	$1.49	$1.32
Cash dividends per share	0.50	0.50	0.45	0.45	0.45
Book value per share (period-end)	55.23	54.46	54.22	52.82	51.15
Tangible book value per share (period-end)	42.95	42.26	42.16	41.07	39.46
Weighted average number of shares - diluted	81,485	82,261	83,791	85,453	85,943
Period-end number of shares	80,471	81,152	82,259	84,711	85,351
Market data
High sales price	$75.25	$75.43	$67.10	$64.66	$58.24
Low sales price	62.16	59.97	54.05	56.87	43.90
Period-end closing price	74.72	63.59	63.68	62.61	57.40
Trading volume	55,444	53,673	55,269	51,077	43,450
PERFORMANCE RATIOS
Return on average assets	1.42%	0.54%	1.41%	1.46%	1.32%
Return on average common equity	11.52%	4.31%	11.28%	11.58%	10.63%
Return on average tangible common equity	14.84%	5.54%	14.55%	15.00%	13.71%
Tangible common equity ratio (c)	9.78%	9.93%	10.06%	10.01%	9.84%
Net interest margin (TE)	3.56%	3.55%	3.48%	3.49%	3.49%
Noninterest income as a percentage of total revenue (TE)	26.85%	2.54%	27.34%	27.30%	26.07%
Efficiency ratio (d)	55.31%	55.43%	54.93%	54.10%	54.91%
Average loan/deposit ratio	84.57%	83.11%	82.30%	82.22%	81.15%
Allowance for loan losses as a percentage of period-end loans	1.27%	1.30%	1.28%	1.33%	1.33%
Allowance for credit losses as a percentage of period-end loans (e)	1.42%	1.43%	1.43%	1.45%	1.45%
Annualized net charge-offs to average loans	0.16%	0.19%	0.22%	0.19%	0.31%
Allowance for loan losses as a % of nonaccrual loans	274.99%	274.67%	287.95%	276.20%	329.94%
FTE headcount	3,674	3,658	3,627	3,603	3,580
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
NET INCOME
Interest income	$412,887	$401,382	$402,581	$814,269	$797,902
Interest income (TE) (f)	415,100	403,783	405,077	818,883	803,204
Interest expense	119,875	116,217	125,622	236,092	251,038
Net interest income (TE)	295,225	287,566	279,455	582,791	552,166
Provision for credit losses	13,775	13,172	14,925	26,947	25,387
Noninterest income	108,350	7,482	98,524	115,832	193,315
Noninterest expense	225,436	220,748	215,979	446,184	421,038
Income before income taxes	162,151	58,727	144,579	220,878	293,754
Income tax expense	35,190	11,305	31,048	46,495	60,719
Net income	$126,961	$47,422	$113,531	$174,383	$233,035
Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Loss on securities portfolio restructure	$—	$98,595	$—	$98,595	$—
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$—	$5,911	$—	$5,911
NONINTEREST INCOME
Service charges on deposit accounts	$25,897	$25,902	$24,256	$51,799	$48,375
Trust fees	26,049	24,574	22,753	50,623	40,775
Bank card and ATM fees	23,181	22,126	22,004	45,307	42,718
Investment and annuity fees and insurance commissions	14,617	12,572	10,603	27,189	22,018
Secondary mortgage market operations	4,065	3,529	4,147	7,594	7,615
Securities transactions, net	—	(98,595)	—	(98,595)	—
Other income	14,541	17,374	14,761	31,915	31,814
Total noninterest income	$108,350	$7,482	$98,524	$115,832	$193,315
NONINTEREST EXPENSE
Personnel expense	$130,191	$127,148	$116,512	$257,339	$230,859
Net occupancy and equipment expense	18,267	17,286	18,366	35,553	36,037
Other real estate and foreclosed assets expense (income), net	214	441	1,181	655	2,961
Other expense	74,542	73,325	77,396	147,867	146,544
Amortization of intangibles	2,222	2,548	2,524	4,770	4,637
Total noninterest expense	$225,436	$220,748	$215,979	$446,184	$421,038
COMMON SHARE DATA
Earnings per share:
Basic	$1.56	$0.58	$1.32	$2.14	$2.70
Diluted	1.55	0.57	1.32	2.12	2.69

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
NET INCOME
Interest income	$412,887	$401,382	$407,698	$409,020	$402,581
Interest income (TE) (f)	415,100	403,783	410,203	411,591	405,077
Interest expense	119,875	116,217	125,528	129,282	125,622
Net interest income (TE)	295,225	287,566	284,675	282,309	279,455
Provision for credit losses	13,775	13,172	13,145	12,651	14,925
Noninterest income	108,350	7,482	107,131	106,001	98,524
Noninterest expense	225,436	220,748	217,850	212,753	215,979
Income before income taxes	162,151	58,727	158,306	160,335	144,579
Income tax expense	35,190	11,305	32,734	32,869	31,048
Net income	$126,961	$47,422	$125,572	$127,466	$113,531
Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Loss on securities portfolio restructure	$—	$98,595	$—	$—	$—
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$—	$—	$—	$5,911
NONINTEREST INCOME
Service charges on deposit accounts	$25,897	$25,902	$25,585	$25,220	$24,256
Trust fees	26,049	24,574	24,644	24,211	22,753
Bank card and ATM fees	23,181	22,126	21,603	21,814	22,004
Investment and annuity fees and insurance commissions	14,617	12,572	12,637	14,507	10,603
Secondary mortgage market operations	4,065	3,529	3,679	3,475	4,147
Securities transactions, net	—	(98,595)	(11)	—	—
Other income	14,541	17,374	18,994	16,774	14,761
Total noninterest income	$108,350	$7,482	$107,131	$106,001	$98,524
NONINTEREST EXPENSE
Personnel expense	$130,191	$127,148	$122,510	$122,022	$116,512
Net occupancy and equipment expense	18,267	17,286	18,632	18,222	18,366
Other real estate and foreclosed assets expense (income), net	214	441	467	(337)	1,181
Other expense	74,542	73,325	73,619	70,152	77,396
Amortization of intangibles	2,222	2,548	2,622	2,694	2,524
Total noninterest expense	$225,436	$220,748	$217,850	$212,753	$215,979
COMMON SHARE DATA
Earnings per share:
Basic	$1.56	$0.58	$1.51	$1.50	$1.32
Diluted	1.55	0.57	1.49	1.49	1.32

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
ASSETS
Commercial non-real estate loans	$9,961,458	$9,710,891	$9,809,011	$9,680,597	$9,760,733
Commercial real estate - owner occupied loans	3,353,501	3,299,867	3,270,080	3,279,258	3,136,182
Total commercial and industrial loans	13,314,959	13,010,758	13,079,091	12,959,855	12,896,915
Commercial real estate - income producing loans	4,602,813	4,382,665	4,283,168	4,076,643	3,940,309
Construction and land development loans	1,405,454	1,320,224	1,239,086	1,197,305	1,219,514
Residential mortgage loans	3,909,076	3,950,154	4,016,917	4,027,600	4,057,307
Consumer loans	1,347,871	1,328,039	1,340,178	1,335,162	1,347,705
Total loans	24,580,173	23,991,840	23,958,440	23,596,565	23,461,750
Loans held for sale	52,850	63,090	33,158	33,161	30,760
Securities	7,891,359	8,028,014	8,094,799	7,991,281	7,868,011
Short-term investments	515,082	223,706	132,266	911,313	604,609
Earning assets	33,039,464	32,306,650	32,218,663	32,532,320	31,965,130
Allowance for loan losses	(312,608)	(311,316)	(307,731)	(313,636)	(313,189)
Goodwill and other intangible assets	987,704	989,927	992,474	995,096	997,790
Other assets	2,631,412	2,556,865	2,569,356	2,552,627	2,562,921
Total assets	$36,345,972	$35,542,126	$35,472,762	$35,766,407	$35,212,652
LIABILITIES
Noninterest-bearing deposits	$10,336,866	$10,344,878	$10,374,991	$10,305,303	$10,638,785
Interest-bearing transaction and savings deposits	13,028,481	12,243,460	11,982,294	11,758,885	11,480,849
Interest-bearing public fund deposits	2,880,337	2,937,281	3,217,314	2,799,957	2,985,985
Time deposits	3,384,076	3,556,515	3,705,175	3,795,605	3,940,993
Total interest-bearing deposits	19,292,894	18,737,256	18,904,783	18,354,447	18,407,827
Total deposits	29,629,760	29,082,134	29,279,774	28,659,750	29,046,612
Short-term borrowings	1,570,970	1,360,451	1,017,292	1,891,520	1,044,927
Long-term debt	193,823	193,785	199,407	210,657	210,620
Other liabilities	507,285	486,164	516,172	530,001	545,074
Total liabilities	31,901,838	31,122,534	31,012,645	31,291,928	30,847,233
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	1,662,041	1,703,176	1,800,732	1,943,187	1,976,208
Retained earnings	3,127,514	3,041,543	3,035,636	2,947,752	2,859,038
Accumulated other comprehensive (loss)	(345,421)	(325,127)	(376,251)	(416,460)	(469,827)
Total common stockholders' equity	4,444,134	4,419,592	4,460,117	4,474,479	4,365,419
Total liabilities & stockholders' equity	$36,345,972	$35,542,126	$35,472,762	$35,766,407	$35,212,652
CAPITAL RATIOS
Tangible common equity	$3,456,430	$3,429,665	$3,467,643	$3,479,383	$3,367,629
Tier 1 capital (g)	3,831,065	3,784,008	3,872,490	3,923,725	3,864,727
Common equity as a percentage of total assets	12.23%	12.43%	12.57%	12.51%	12.40%
Tangible common equity ratio	9.78%	9.93%	10.06%	10.01%	9.84%
Leverage (Tier 1) ratio (g)	10.87%	10.89%	11.17%	11.46%	11.35%
Common equity tier 1 (CET1) ratio (g)	13.18%	13.29%	13.65%	14.09%	13.97%
Tier 1 risk-based capital ratio (g)	13.18%	13.29%	13.65%	14.09%	13.97%
Total risk-based capital ratio (g)	14.97%	15.10%	15.45%	15.92%	15.82%

(g) Estimated for most recent period-end.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
ASSETS
Commercial non-real estate loans	$9,919,413	$9,800,605	$9,687,575	$9,860,337	$9,659,887
Commercial real estate - owner occupied loans	3,333,521	3,305,311	3,040,258	3,319,512	3,018,547
Total commercial and industrial loans	13,252,934	13,105,916	12,727,833	13,179,849	12,678,434
Commercial real estate - income producing loans	4,454,250	4,280,671	3,879,443	4,367,922	3,858,065
Construction and land development loans	1,377,917	1,264,810	1,225,418	1,321,676	1,249,217
Residential mortgage loans	3,921,837	3,982,502	4,081,987	3,952,002	4,031,120
Consumer loans	1,332,966	1,332,094	1,334,560	1,332,532	1,342,570
Total loans	24,339,904	23,965,993	23,249,241	24,153,981	23,159,406
Loans held for sale	47,992	27,698	24,423	37,901	22,488
Securities (h)	8,285,594	8,265,682	8,271,777	8,275,693	8,256,729
Short-term investments	532,357	439,464	535,699	486,167	614,047
Earning assets	33,205,847	32,698,837	32,081,140	32,953,742	32,052,670
Allowance for loan losses	(317,199)	(311,173)	(323,273)	(314,203)	(322,993)
Goodwill and other intangible assets	988,701	991,166	961,675	989,927	925,832
Other assets	2,004,188	2,041,266	1,807,734	2,022,625	1,786,361
Total assets	$35,881,537	$35,420,096	$34,527,276	$35,652,091	$34,441,870
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$10,104,015	$10,033,006	$10,317,446	$10,068,707	$10,240,760
Interest-bearing transaction and savings deposits	12,389,544	12,032,719	11,341,852	12,212,117	11,272,505
Interest-bearing public fund deposits	2,850,910	3,121,136	2,946,187	2,985,276	3,029,610
Time deposits	3,436,468	3,647,886	4,044,415	3,541,593	4,158,000
Total interest-bearing deposits	18,676,922	18,801,741	18,332,454	18,738,986	18,460,115
Total deposits	28,780,937	28,834,747	28,649,900	28,807,693	28,700,875
Short-term borrowings	1,982,071	1,428,150	853,652	1,706,641	745,329
Long-term debt	193,804	198,043	211,145	195,912	210,856
Other liabilities	503,888	497,329	528,300	500,627	550,983
Common stockholders' equity	4,420,837	4,461,827	4,284,279	4,441,218	4,233,827
Total liabilities & stockholders' equity	$35,881,537	$35,420,096	$34,527,276	$35,652,091	$34,441,870

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	6/30/2026			3/31/2026			6/30/2025
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$19,085.1	$276.8	5.82%	$18,651.4	$268.8	5.84%	$17,832.7	$271.1	6.10%
Residential mortgage loans	3,921.8	39.2	4.00%	3,982.5	40.1	4.03%	4,082.0	41.6	4.07%
Consumer loans	1,333.0	25.1	7.54%	1,332.1	24.9	7.57%	1,334.5	27.8	8.34%
Loan fees & late charges	—	(0.8)	0.00%	—	(1.0)	0.00%	—	(0.6)	0.00%
Total loans (TE) (j)	24,339.9	340.3	5.60%	23,966.0	332.8	5.62%	23,249.2	339.9	5.86%
Loans held for sale	48.0	0.7	6.22%	27.7	0.4	5.36%	24.4	0.4	6.55%
US Treasury and government agency securities	647.3	5.3	3.29%	643.7	5.2	3.23%	628.9	5.0	3.16%
CMOs and mortgage backed securities	7,065.2	59.2	3.35%	6,945.1	56.2	3.24%	6,864.2	48.4	2.82%
Municipals (TE)	554.3	4.6	3.33%	659.9	5.2	3.13%	761.2	5.6	2.95%
Other securities	18.8	0.2	4.40%	17.0	0.2	4.11%	17.5	0.1	3.69%
Total securities (TE) (k)	8,285.6	69.3	3.35%	8,265.7	66.8	3.23%	8,271.8	59.1	2.86%
Total short-term investments	532.3	4.8	3.58%	439.4	3.8	3.53%	535.7	5.7	4.28%
Average earning assets yield (TE)	$33,205.8	$415.1	5.01%	$32,698.8	$403.8	4.99%	$32,081.1	$405.1	5.06%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$12,389.5	$57.8	1.87%	$12,032.7	$54.4	1.83%	$11,341.9	$59.7	2.11%
Time deposits	3,436.5	26.5	3.09%	3,647.9	30.0	3.34%	4,044.4	35.9	3.57%
Public funds	2,850.9	18.3	2.57%	3,121.1	20.0	2.60%	2,946.2	22.1	3.01%
Total interest-bearing deposits	18,676.9	102.6	2.20%	18,801.7	104.4	2.25%	18,332.5	117.7	2.58%
Short-term borrowings	1,982.1	14.5	2.94%	1,428.2	8.9	2.52%	853.7	4.9	2.29%
Long-term debt	193.8	2.8	5.79%	198.0	2.9	5.82%	211.1	3.0	5.67%
Total borrowings	2,175.9	17.3	3.19%	1,626.2	11.8	2.93%	1,064.8	7.9	2.96%
Total interest-bearing liabilities cost	20,852.8	119.9	2.31%	20,427.9	116.2	2.31%	19,397.3	125.6	2.60%
Net interest-free funding sources	12,353.0			12,270.9			12,683.8
Total cost of funds	33,205.8	119.9	1.45%	32,698.8	116.2	1.44%	32,081.1	125.6	1.57%
Net Interest Spread (TE)		$295.2	2.70%		$287.6	2.68%		$279.5	2.46%
Net Interest Margin (TE)	$33,205.8	$295.2	3.56%	$32,698.8	$287.6	3.55%	$32,081.1	$279.5	3.49%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Six Months Ended
	6/30/2026			6/30/2025
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,869.5	$545.6	5.83%	$17,785.7	$538.1	6.10%
Residential mortgage loans	3,952.0	79.3	4.01%	4,031.1	80.3	3.98%
Consumer loans	1,332.5	50.0	7.55%	1,342.6	55.4	8.31%
Loan fees & late charges	—	(1.8)	0.00%	—	(0.8)	0.00%
Total loans (TE) (j)	24,154.0	673.1	5.61%	23,159.4	673.0	5.85%
Loans held for sale	37.9	1.1	5.90%	22.5	0.7	6.62%
US Treasury and government agency securities	645.5	10.5	3.26%	608.9	9.4	3.08%
CMOs and mortgage backed securities	7,005.5	115.4	3.30%	6,848.1	95.1	2.78%
Municipals (TE)	606.8	9.8	3.22%	781.9	11.6	2.95%
Other securities	17.9	0.4	4.26%	17.8	0.3	3.66%
Total securities (TE) (k)	8,275.7	136.1	3.29%	8,256.7	116.4	2.82%
Total short-term investments	486.1	8.6	3.56%	614.1	13.1	4.30%
Average earning assets yield (TE)	$32,953.7	$818.9	5.00%	$32,052.7	$803.2	5.04%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$12,212.1	$112.2	1.85%	$11,272.5	$117.0	2.09%
Time deposits	3,541.6	56.5	3.22%	4,158.0	75.9	3.68%
Public funds	2,985.3	38.3	2.59%	3,029.6	45.3	3.02%
Total interest-bearing deposits	18,739.0	207.0	2.23%	18,460.1	238.2	2.60%
Short-term borrowings	1,706.6	23.4	2.76%	745.3	6.7	1.82%
Long-term debt	195.9	5.7	5.81%	210.9	6.1	5.74%
Total borrowings	1,902.5	29.1	3.08%	956.2	12.8	2.68%
Total interest-bearing liabilities cost	20,641.5	236.1	2.31%	19,416.3	251.0	2.61%
Net interest-free funding sources	12,312.2			12,636.4
Total cost of funds	32,953.7	236.1	1.44%	32,052.7	251.0	1.58%
Net Interest Spread (TE)		$582.8	2.69%		$552.2	2.43%
Net Interest Margin (TE)	$32,953.7	$582.8	3.55%	$32,052.7	$552.2	3.46%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Nonaccrual loans (l)	$113,681	$113,343	$94,922	$113,681	$94,922
ORE and foreclosed assets	12,858	11,257	26,847	12,858	26,847
Total nonaccrual loans + ORE and foreclosed assets	$126,539	$124,600	$121,769	$126,539	$121,769
Nonaccrual loans as a percentage of loans	0.46%	0.47%	0.40%	0.46%	0.40%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.51%	0.52%	0.52%	0.51%	0.52%
Accruing loans 90 days past due	$27,753	$29,885	$58,702	$27,753	$58,702
Accruing loans 90 days past due as a percentage of loans	0.11%	0.12%	0.25%	0.11%	0.25%
Modified loans - still accruing	$142,898	$128,480	$62,234	$142,898	$62,234
Modified loans - still accruing as a % of loans	0.58%	0.54%	0.27%	0.58%	0.27%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$311,316	$307,731	$318,119	$307,731	$318,882
Provision for loan losses	10,735	14,721	12,856	25,456	22,340
Charge-offs	(12,181)	(13,393)	(22,328)	(25,574)	(35,621)
Recoveries	2,738	2,257	4,542	4,995	7,588
Net charge-offs	(9,443)	(11,136)	(17,786)	(20,579)	(28,033)
Ending Balance	$312,608	$311,316	$313,189	$312,608	$313,189
Reserve for unfunded lending commitments:
Beginning balance	$32,379	$33,928	$25,031	$33,928	$24,053
Provision for losses on unfunded lending commitments	3,040	(1,549)	2,069	1,491	3,047
Ending balance	$35,419	$32,379	$27,100	$35,419	$27,100
Total allowance for credit losses	$348,027	$343,695	$340,289	$348,027	$340,289
Total provision for credit losses	$13,775	$13,172	$14,925	$26,947	$25,387
Allowance for loan losses as a percentage of period-end loans	1.27%	1.30%	1.33%	1.27%	1.33%
Allowance for credit losses as a percentage of period-end loans	1.42%	1.43%	1.45%	1.42%	1.45%
Allowance for loan losses as a % of nonaccrual loans	274.99%	274.67%	329.94%	274.99%	329.94%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries):
Commercial & real estate loans	$6,628	$7,464	$14,704	$14,092	$21,764
Residential mortgage loans	149	179	196	328	(24)
Consumer loans	2,666	3,493	2,886	6,159	6,293
Total net charge-offs	$9,443	$11,136	$17,786	$20,579	$28,033
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.14%	0.16%	0.33%	0.15%	0.25%
Residential mortgage loans	0.02%	0.02%	0.02%	0.02%	(0.00)%
Consumer loans	0.80%	1.06%	0.87%	0.93%	0.95%
Total net charge-offs as a percentage of average loans	0.16%	0.19%	0.31%	0.17%	0.24%
AVERAGE LOANS
Commercial & real estate loans	$19,085,101	$18,651,397	$17,832,694	$18,869,447	$17,785,716
Residential mortgage loans	3,921,837	3,982,502	4,081,987	3,952,002	4,031,120
Consumer loans	1,332,966	1,332,094	1,334,560	1,332,532	1,342,570
Total average loans	$24,339,904	$23,965,993	$23,249,241	$24,153,981	$23,159,406

(l) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $11.4 million at June 30, 2026, $6.9 million at March 31, 2026, and $13.1 million at June 30, 2025.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Nonaccrual loans (l)	$113,681	$113,343	$106,870	$113,554	$94,922
ORE and foreclosed assets	12,858	11,257	14,788	11,140	26,847
Total nonaccrual loans + ORE and foreclosed assets	$126,539	$124,600	$121,658	$124,694	$121,769
Nonaccrual loans as a percentage of loans	0.46%	0.47%	0.45%	0.48%	0.40%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.51%	0.52%	0.51%	0.53%	0.52%
Accruing loans 90 days past due	$27,753	$29,885	$28,798	$24,576	$58,702
Accruing loans 90 days past due as a percentage of loans	0.11%	0.12%	0.12%	0.10%	0.25%
Modified loans - still accruing	$142,898	$128,480	$124,527	$82,218	$62,234
Modified loans - still accruing as a % of loans	0.58%	0.54%	0.52%	0.35%	0.27%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$311,316	$307,731	$313,636	$313,189	$318,119
Provision for loan losses	10,735	14,721	7,091	11,877	12,856
Charge-offs	(12,181)	(13,393)	(17,109)	(15,736)	(22,328)
Recoveries	2,738	2,257	4,113	4,306	4,542
Net charge-offs	(9,443)	(11,136)	(12,996)	(11,430)	(17,786)
Ending Balance	$312,608	$311,316	$307,731	$313,636	$313,189
Reserve for unfunded lending commitments:
Beginning balance	$32,379	$33,928	$27,874	$27,100	$25,031
Provision for losses on unfunded lending commitments	3,040	(1,549)	6,054	774	2,069
Ending balance	$35,419	$32,379	$33,928	$27,874	$27,100
Total allowance for credit losses	$348,027	$343,695	$341,659	$341,510	$340,289
Total provision for credit losses	$13,775	$13,172	$13,145	$12,651	$14,925
Allowance for loan losses as a percentage of period-end loans	1.27%	1.30%	1.28%	1.33%	1.33%
Allowance for credit losses as a percentage of period-end loans	1.42%	1.43%	1.43%	1.45%	1.45%
Allowance for loan losses as a % of nonaccrual loans	274.99%	274.67%	287.95%	276.20%	329.94%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$6,628	$7,464	$10,112	$7,472	$14,704
Residential mortgage loans	149	179	(76)	181	196
Consumer loans	2,666	3,493	2,960	3,777	2,886
Total net charge-offs	$9,443	$11,136	$12,996	$11,430	$17,786
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.14%	0.16%	0.22%	0.16%	0.33%
Residential mortgage loans	0.02%	0.02%	(0.01)%	0.02%	0.02%
Consumer loans	0.80%	1.06%	0.88%	1.12%	0.87%
Total net charge-offs as a percentage of average loans:	0.16%	0.19%	0.22%	0.19%	0.31%
AVERAGE LOANS
Commercial & real estate loans	$19,085,101	$18,651,397	$18,376,179	$18,041,177	$17,832,694
Residential mortgage loans	3,921,837	3,982,502	4,011,469	4,052,310	4,081,987
Consumer loans	1,332,966	1,332,094	1,328,115	1,332,408	1,334,560
Total average loans	$24,339,904	$23,965,993	$23,715,763	$23,425,895	$23,249,241

(l) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $11.4 million at June 30, 2026, $6.9 million at March 31, 2026, $5.8 million at December 31, 2025, $9.3 million at September 30, 2025, and $13.1 million at June 30, 2025.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

PRE-PROVISION NET REVENUE (TE) AND ADJUSTED PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Six Months Ended
(dollars in thousands)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Net Income (GAAP)	$126,961	$47,422	$125,572	$127,466	$113,531	$174,383	$233,035
Provision for credit losses	13,775	13,172	13,145	12,651	14,925	26,947	25,387
Income tax expense	35,190	11,305	32,734	32,869	31,048	46,495	60,719
Pre-provision net revenue	175,926	71,899	171,451	172,986	159,504	247,825	319,141
Taxable equivalent adjustment (m)	2,213	2,401	2,505	2,571	2,496	4,614	5,302
Pre-provision net revenue (TE)	178,139	74,300	173,956	175,557	162,000	252,439	324,443
Adjustments from supplemental disclosure items
Loss on securities portfolio restructure	—	98,595	—	—	—	98,595	—
Sabal Trust Company acquisition expense	—	—	—	—	5,911	—	5,911
Adjusted pre-provision net revenue (TE)	$178,139	$172,895	$173,956	$175,557	$167,911	$351,034	$330,354

REVENUE (TE), ADJUSTED REVENUE (TE) AND EFFICIENCY RATIO
	Three Months Ended					Six Months Ended
(dollars in thousands)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Net interest income	$293,012	$285,165	$282,170	$279,738	$276,959	$578,177	$546,864
Noninterest income	108,350	7,482	107,131	106,001	98,524	115,832	193,315
Total GAAP revenue	401,362	292,647	389,301	385,739	375,483	694,009	740,179
Taxable equivalent adjustment (m)	2,213	2,401	2,505	2,571	2,496	4,614	5,302
Total revenue (TE)	$403,575	$295,048	$391,806	$388,310	$377,979	698,623	745,481
Adjustments from supplemental disclosure items
Loss on securities portfolio restructure	—	98,595	—	—	—	98,595	—
Adjusted total revenue (TE)	$403,575	$393,643	$391,806	$388,310	$377,979	$797,218	$745,481

GAAP Noninterest expense	$225,436	$220,748	$217,850	$212,753	$215,979	$446,184	$421,038
Amortization of intangibles	(2,222)	(2,548)	(2,622)	(2,694)	(2,524)	(4,770)	(4,637)
Adjustments from supplemental disclosure items
Sabal Trust Company acquisition expense	—	—	—	—	(5,911)	—	(5,911)
Adjusted noninterest expense for efficiency	$223,214	$218,200	$215,228	$210,059	$207,544	$441,414	$410,490
Efficiency ratio (n)	55.31%	55.43%	54.93%	54.10%	54.91%	55.37%	55.06%

(m) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(n) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.